[Letterhead of Shearman & Sterling]


                                 April 14, 1999




Beyond.com Corporation
1195 West Fremont Ave.
Sunnyvale, CA 94087

Ladies and Gentlemen:

            We have acted as counsel to Beyond.com Corporation., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the 281,757 shares of common stock, par value $0.001 per share, of the Company (the "Shares"), to be issued from time to time pursuant to the BuyDirect.com, Inc. 1998 Stock Option Plan (the "Plan"). The Company assumed the Plan pursuant to an Agreement and Plan of Merger, dated as of February 19, 1999, as amended March 15, 1999, by and among the Company, BuyDirect.com, Inc., a Delaware corporation, BD Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and certain holders of shares of capital stock of BuyDirect.com, Inc.

            In so acting, we have examined the Registration Statement and we have also examined and relied as to factual matters upon the representations and warranties contained in originals, or copies certified or otherwise identified to our satisfaction, of such documents, records, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

            The opinion expressed below is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

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            Based upon the foregoing and having regard for such legal
considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the Plan and (b) paid for in full in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,


                                           /s/ Shearman & Sterling
                                           -------------------------------------
                                           SHEARMAN & STERLING